Exhibit 10.59

AMENDMENT NO. 5

to the

INTERCONNECTION AGREEMENT

between

VERIZON NEW JERSEY INC.
F/K/A BELL ATLANTIC – NEW JERSEY, INC.

and

SPRINT COMMUNICATIONS COMPANY L.P.

          This Amendment No. 5 is made this 1st day of November, 2003 (“Amendment Effective Date”), by and between Verizon New Jersey Inc., formerly known as Bell Atlantic – New Jersey, Inc. (“Verizon”), a New Jersey corporation with offices at 540 Broad Street, Newark, New Jersey, 07101, and Sprint Communications Company L.P. (“Sprint”), a Delaware Limited Partnership with offices at 6160 Sprint Parkway, Kansas City, Missouri, 66251. (Verizon and Sprint may be referred to hereinafter, each individually as a “Party,” and collectively as the “Parties”).

WITNESSETH:

          WHEREAS, Verizon and Sprint are parties to an interconnection agreement under Sections 251 and 252 of the Communications Act of 1934 for New Jersey, dated May 15, 1998 (the “Agreement”); and

          WHEREAS, the Parties desire to amend that Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the Parties agree to amend the Agreement as follows:

          1. Amendment to Agreement. Effective as of the Amendment Effective Date, the Agreement is amended hereby as follows:

(A)	By adding a new section to Part IV, Attachment 2, “Network Elements,” of the Agreement, as follows:

“Section 16. Line Splitting

16.1

Sprint may engage in Line Splitting, in accordance with this Section 16, the rates and charges provided in Part IV, Attachment 1, “Price Schedule,” of the Agreement (as such Part IV, Attachment 1, “Price

Schedule,” is amended by Exhibit A to this Amendment, and as such rates and charges have been or are changed from time to time in accordance with the Agreement), and the rates, charges and other provisions of Verizon’s applicable Tariffs, as such Tariffs are amended from time to time (including, but not limited to, to the extent applicable, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time).

16.2

Line Splitting is a process in which one CLEC provides narrowband voice service over the low frequency portion of a copper Unbundled Local Loop (“Loop”) obtained from Verizon and a second CLEC provides digital subscriber line service over the high frequency portion of that same Loop. Line Splitting is accomplished through the use of a splitter collocated at the Verizon central office where the Loop terminates into a distribution frame or its equivalent.

16.3

Any Line Splitting between Sprint and another CLEC shall be accomplished by prior negotiated arrangement between Sprint and the other CLEC. Sprint shall give Verizon written notice of this arrangement through the Verizon Wholesale Local Service Customer Profile Form on the Verizon Wholesale Website or another electronic notice mechanism that will be provided by Verizon, at least thirty (30) days prior to placing an order for a Line Splitting arrangement with such other CLEC. The other CLEC must have an interconnection agreement with Verizon that permits it to engage in Line Splitting with Sprint.

16.4

Verizon will provide to Sprint for use in a Line Splitting arrangement established pursuant to this Section 16, those Network Elements, combinations of Network Elements, Collocation arrangements, services, facilities, equipment and arrangements, applicable to Line Splitting, that are offered to Sprint by Verizon under the other sections of the Agreement. Such Network Elements, combinations of Network Elements, Collocation arrangements, services, facilities, equipment and arrangements, will be provided to Sprint in accordance with, and subject to, the rates and charges and other provisions of the Agreement and Verizon’s applicable Tariffs, as amended from time to time (including, but not limited to, to the extent applicable, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time). Verizon shall be obligated to provide a Network Element, combination of Network Elements, Collocation arrangement, service, facility, equipment or arrangement, for use in a Line Splitting arrangement established pursuant to this Section 16 only if such Network Element, combination of Network Elements, Collocation arrangement, service, facility, equipment or arrangement, is available under another section of the Agreement.

	16.5	Sprint and/or the other participating CLEC shall provide any splitters used in a Line Splitting arrangement.

16.6

Notwithstanding anything in the Agreement, this Amendment or a Tariff (including, but not limited to, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time), or otherwise, (a) Verizon shall be obligated to provide Line Splitting only to the extent required by both 47 U.S.C. § 251(c)(3) and 47 CFR Part 51, and (b) Verizon shall be obligated to provide Network Elements, combination(s) of Network Elements, Collocation arrangement(s), services, facilities, equipment and arrangements, for Line Splitting, only to the extent required by both 47 U.S.C. § 251(c)(3) and 47 CFR Part 51. Without limiting Verizon’s rights pursuant to Applicable Law, any other provision of the Agreement, this Amendment or a Tariff (including, but not limited to, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time), or otherwise, to terminate its provision of Line Splitting, and notwithstanding anything in the Agreement, this Amendment or a Tariff (including, but not limited to, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time), or otherwise, if the Commission, the FCC, a court, or other governmental body of appropriate jurisdiction, determines or has determined that Verizon is not required by both 47 U.S.C. § 251(c)(3) and 47 CFR Part 51 to provide Line Splitting, or is not required by both 47 U.S.C. § 251(c)(3) and 47 CFR Part 51 to provide a Network Element, combination of Network Elements, Collocation arrangement, service, facility, equipment or arrangement, used for Line Splitting, Verizon may (a) terminate its provision of Line Splitting to Sprint, or (b) terminate its provision of Line Splitting to Sprint and terminate this Amendment. VERIZON will give SPRINT ninety (90) days advance written notice of such termination.

16.7

As used in this Section 16, “Competitive Local Exchange Carrier” (“CLEC”) means any Local Exchange Carrier other than Verizon that is operating as a Local Exchange Carrier in the territory in which Verizon operates as an Incumbent Local Exchange Carrier in the State of New Jersey. Sprint is or shortly will become a CLEC.”

(B)	By adding a new section to Part IV, Attachment 2, “Network Elements,” of the Agreement, as follows:

“2.7 Nothing contained in this Agreement shall limit either Party’s right to appeal, seek reconsideration of or otherwise seek to have stayed, modified, reversed or invalidated, any order, rule, regulation, decision, ordinance or statute issued by the Commission, the FCC, any court or any other governmental authority related to, concerning or that may affect a Party’s obligations under this Agreement or Applicable Law.”

(C)	By adding to Table 1 of Attachment 1 to Part IV of the Agreement, Exhibit A of this Amendment.

          2. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

          3. Captions. The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

          4. Scope of Amendment. This Amendment shall amend, modify and revise the Agreement only to the extent set forth expressly in this Amendment, and, except to the extent set forth in this Amendment, the rates, terms and provisions of the Agreement shall remain in full force and effect after the Amendment Effective Date. Nothing in this Amendment shall be deemed to amend or extend the term of the Agreement, or to affect the right of a party to the Agreement to exercise any right of termination it may have under the Agreement.

          5. Conflict between this Amendment and the Agreement. This Amendment shall be deemed to revise the rates, terms and provisions of the Agreement to the extent necessary to give effect to the rates, terms and provisions of this Amendment. In the event of a conflict between the rates, terms and provisions of this Amendment and the rates, terms and provisions of the Agreement, this Amendment shall govern, provided, however, that the fact that a rate, term or provision appears in this Amendment but not in the Agreement, or in the Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section 5.

          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the Amendment Effective Date.

SPRINT COMMUNICATIONS COMPANY L.P.	VERIZON NEW JERSEY INC.

By: /S/ Rich Morris	By: /s/ Jeffrey A. Masoner

Printed: Rich Morris	Printed: Jeffrey A. Masoner

Title: Vice-President State External Affairs	Title: Vice-President - Interconnection Services Policy & Planning

EXHIBIT A

RATES

Line Splitting

The rates and charges that shall be paid by Sprint in association with Line Splitting include, but are not limited to, rates and charges for Line Splitting and rates and charges for the Unbundled Network Elements, combinations of Unbundled Network Elements, Collocation arrangements, services, facilities, equipment and arrangements, used for Line Splitting.

Rates and charges for Line Splitting shall be as provided in the Agreement, as amended from time to time, and Verizon’s applicable Tariffs, as amended from time to time (including, but not limited to, to the extent applicable, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time).

Rates and charges for the Unbundled Network Elements, combinations of Unbundled Network Elements, Collocation arrangements, services, facilities, equipment and arrangements, used for Line Splitting, shall be as provided in the Agreement, as amended from time to time, and Verizon’s applicable Tariffs, as amended from time to time (including, but not limited to, to the extent applicable, Verizon Tariff B.P.U.-N.J.-No. 4, as amended from time to time).

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